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                                  EXHIBIT 23.1
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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To Intelligroup Inc.,

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 5, 1997 (except with respect to Note 9, as to which the date is June 13, 1997) included in Intelligroup, Inc.'s Prospectus filed on June 27, 1997 and to all references to our Firm included in this registration statement.



                                        /s/Arthur Anderson LLP
                                        ----------------------
                                           ARTHUR ANDERSEN LLP

Princeton, New Jersey
July 22, 1997